Smitten Press: Local Lore and Legends Inc
                          SHAREHOLDERS August 28, 2003

                                                  Amount paid   Considera-
                                      # of common   or value        tion      Date of     Address (Not updated          Ownership
                                         shares   established    Per share   purchase    since 1998)                 (if applicable)
                                                     CDN$
FIRST FOUNDATION FINANCIAL            12,000,000     120,000      0.010      Nov 1989    R.R. 3  Creemore Ontario     4 Canadian
SERVICES INC                                                                             L0M 1G0                      individuals
Transfrred privately by FFFS in
January 1992 as below --             (11,000,000)
                                     ------------
Current holding                        1,000,000
FIRST GLOBAL CAPITAL CORPORATION       1,000,000                                         275 First St, Collingwood,   George Hancey
DONALD BADGER                          1,000,000                                         ON, Canada L9Y eZ5
                                                                                         145 Mary St, Creemore,
                                                                                         L0M 1G0
GORDON BADGER                          1,000,000                                         RR#3
                                                                                         Creemore, ON
                                                                                         L0M 1G0
CREEMORE VALLEY HOLDINGS               1,000,000                                         New Lowell, ON               George Oliver
                                                                                         L0M 1N0

STOREY BADGER                          1,000,000                                         50 Hillsborough Ave,
                                                                                         Apt. 2207, Toronto
                                                                                         Ontario M5R1S8, Canada
MEYERS RESTAURANT GROUP                1,000,000                                         C/O David Ellis              David Ellis
                                                                                         85 Yorkville Ave,
                                                                                         Toronto, M4M 6Y7
LAWRIE VIBERT                          1,000,000                                         221 Lonsdale Blvd
                                                                                         Toronto
                                                                                         M4V 1W7
INVERSIONES HISPANOLA                  1,000,000                                         C/0 Eriberto Polanko       Eriberto Polanko
                                                                                         18 Calle Enriquillo
                                                                                         Puerto Plata , D.R.
MATTHEW BADGER                         1,000,000                                         626 Davenport
                                                                                         Toronto, ON  M5R 1K9
PATRICK BURDEN                         1,000,000                                         40 Sylvan Dr
                                                                                         Toronto, M3M 4M3
MARK GALLIGAN                          1,000,000                                         C/O  Nesbit Burns,
                                                                                          1 First Canadian Place
                                                                                         Toronto, Can M4W 2G6
Transferred by Galligan to the          (200,000)
following privately in January 1994
James Cousineau                            5,000                                         2 Birchshire Dr. Barrie
                                                                                         Ontario L4N6W6
                                                                                         Canada
Sydney Badger                              5,000                                         501 Russell Hill Rd
                                                                                         Toronto, ON
                                                                                         M5P 2T1
Randall Munger                             5,000                                         491 Eglinton Ave. W
                                                                                         Toronto, Ontario, Canada M5N1A8
Peter  Edwards                             5,000                                         841 Primrose Court Pickering,
                                                                                         Ontario, Canada L1X2S7
Linda Gallop                               5,000                                         RR 3  Creemore
                                                                                         Ontario, Canada L0M1G0
 Ian Hardcastle                            5,000                                         2 Clarendon Ave, Toronto,ON
Greg Gallop                                5,000                                         1 Sunlight Park Road, Toronto
                                                                                         Ontario Canada
                                                                                         M4M1B6
Jack Gilbert                               5,000                                         123 Edward Street Toronto,
                                                                                         Ontario, Canada M5G1E2
Elliot Rosenberg                           5,000                                         123 Edward Street Toronto,
                                                                                         Ontario, Canada M5G1E2
                                                                                         Ontario, Canada M5G1E2
Janet Henry                                5,000                                         123 Edward Street Toronto,
                                                                                         Ontario, Canada M5G1E2
                                                                                         Ontario, Canada M5G1E2
Fred McCutcheon                            5,000                                         Nesbitt Burns
                                                                                         First Canadian Place
                                                                                          PO Box 150
                                                                                         Toronto, Ontario Canada M5X1H3
Patrick Prime                              5,000                                         c/o Royal Lepage
                                                                                         Creemore, ON
                                                                                         L0M 1G0
Will Badger                                5,000                                         501 Russell Hill Rd
                                                                                         Toronto, ON
                                                                                         M5P 2T1
Dennis Cook                                5,000                                         195 Melran Dr. Cambridge,
                                                                                         Ontario N3C4E5
Peter Crossgrove                           5,000                                         RR 3 Caledon, Ontario, Lom 1C0
Ken Danby                                  5,000                                         RR 4 Guelph, Ontario M1H6J1
Murray Stephens                            5,000                                         Glencairn, Ontario L0M1KO
Andrew Appell                              5,000                                         30 Kingsmount Park Road, Toronto,
                                                                                         ON Canada M4H 2L1
Bill Waterhouse                            5,000                                         RR 4 Huntsville, Ontario, Canada
                                                                                         P1H2J6
Matthew Badger                             5,000                                         626 Davenport
                                                                                         Toronto, ON  M5R 1K9
Michael Kostrich                           5,000                                         38 Mountbatten Crescent, Barrie, L4M1T7
Lawrie  Vibert                             5,000                                         22 Lonsdale Rd
                                                                                         Toronto, Canada
                                                                                         M4U1W7
Ian Shapolski                              5,000                                         99 Spring Street 3rd Floor
                                                                                         New York, NY (10031)
Anna Kostrich                              5,000                                         38 Mountbatten Crescent, Barrie,
                                                                                         ON Canada L4M 1T7
Toure Jane Galligan                        5,000                                         Purple Hill Lane, Creemore,
                                                                                         ON, Canada L0M 1G0
Peter Edwards                              5,000                                         841 Primrose Court Pickering, Ont
                                                                                         L1X2S7
Igor Nikolaichuk                           5,000                                         11 Kodiak Crescent North York
                                                                                         Ontario M3J3E5
Tony Harnett                               5,000                                         RR#1, Alton, ON Canada L0N 1A0
Walter Rudnisky                            5,000                                         3062 Hwy #89 RR#1, Cookstown, ON,
                                                                                         Canada L0L 1L0
Elaine Martin                              5,000                                         RR#4, Orangeville ON, L9W 2Z2
Tara Johnston                              5,000                                         1388 Harmsworth Square, Oakville,
                                                                                         ON Canada L6H 3E7
Gillian Danby                              5,000                                         RR 4 Guelph, Ontario M1H6J1
Jim McGorman                               5,000                                         155 University Ave, Suite 1900,
                                                                                         Toronto, ON, M5H 3B7
Kelly Smitten                              5,000                                         11 Kodiak Crescent North York
                                                                                         Ontario M3J3E5
Gregg Badger                               5,000                                         Suite 1200
                                                                                         120 Adelaide St. W. Toronto,
                                                                                         Ontario Canada
                                                                                         M5H1T1
Eduardo Salvador                           5,000                                         Rotta Vignatgera La Mandria Fiano,
                                                                                         Torino, Italy 10070
Wm McGinley                                5,000                                         775 Millwood Road
                                                                                         Toronto, ON Canada M4G 1V7
John Melanson                              5,000                                         1 Gable's Way, Barrie, ON
                                                                                         Canada L4N 8M1
Donald Reed                                5,000                                         Mactier ON
                                                                                         P0C 1H0
Greg Gallop                                5,000                                         1 Sunlight Park Rd, Toronto, ON,
                                                                                         Canada M4M 1B6
R.L.Smitten                           10,250,000     102,500          0.01    June, 2003 1000 Bourbon St, Suite 380.
                                                                                         New Orleans, LA, 70116

total shares                          22,250,000